NON- QUALIFIED STOCK OPTION AGREEMENT

pursuant to the

2008 OMNIBUS LONG-TERM INCENTIVE PLAN
OF
KANDI TECHNOLOGIES GROUP, INC.

* * * * *

Grantee:

Grant Date:

Per Share Exercise Price: $

Number of Option Shares subject to this Option:

* * * * *

THIS NON- STATUTORY STOCK OPTION AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Kandi Technologies Group, Inc., a Delaware corporation (the “Company”), and the Grantee specified above, pursuant to the 2008 Omnibus Long-Term Incentive Plan of the Company, as in effect and as amended from time to time (the “Plan”); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the non-qualified stock option provided for herein to the Grantee.

NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.     Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the option hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan. The Grantee hereby acknowledges receipt of a true copy of the Plan and that the Grantee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.     Grant of Option. The Company hereby grants to the Grantee, as of the Grant Date specified above, a non-qualified stock option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above the aggregate number of shares of the Common Stock specified above (the “Option Shares”). This Option is not to be treated as (and is not intended to qualify as) an incentive stock option within the meaning of Section 422 of the U.S. Code.

3.     No Dividends Equivalents. The Grantee shall not be entitled to receive a cash payment in respect of the Option Shares underlying this Option on any dividend payment date for the Common Stock.

4.     Exercise of this Option.

4.1     Unless otherwise provided in Section 4.4 below or determined by the Compensation Committee (the “Committee”), this Option shall become exercisable in accordance with and to the extent provided by the terms and provisions of Section 8.2 of the Plan.

4.2     Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Option shall expire and shall no longer be exercisable after the expiration of _________ years from the Grant Date (the “Option Period”).

4.3     In no event shall this Option be exercisable for a fractional share of Common Stock. Fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

4.4     This Option shall vest and become exercisable according to the following vesting schedule:

• ___________________
.

5.     Method of Exercise and Payment. This Option shall be exercised by the Grantee by delivering to the Chief Financial Officer of the Company or his designated agent on any business day (the “Exercise Date”) a written notice, in such manner and form as may be required by the Company, specifying the number of the Option Shares the Grantee then desires to acquire (the “Exercise Notice”). The Exercise Notice shall be accompanied by payment of the aggregate Per Share Exercise Price for such number of the Option Shares to be acquired upon such exercise. Such payment shall be made in the manner set forth in Section 8.6 of the Plan.

6.     Non-transferability. Except as provided in Section 8.10 of the Plan, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

7.     Separation from Service. If a Grantee’s employment with or service to the Company or Affiliate terminates for any reason other than Cause, (i) Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for a period of not more than 90 days after such termination (one year in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Grantee, to the extent that they are not exercisable at the time of such termination, shall expire on the date of such termination. In the event of the termination of a Grantee’s employment or service for Cause, all outstanding Options granted to such Grantee shall expire on the date of such termination.

8.     Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Grantee under this Option without the consent of the Grantee. The Company shall give written notice to the Grantee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Grantee.

9.     Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows.

9.1     If such notice is to the Company, to the attention of the Chief Financial Officer of the Company at the following address:

5F, Tower 3, Xixixinzuo
No. 550 Xixi Road, Xihu District, Hangzhou City, Zhejiang Province
People’s Republic of China 310013

Or at such other address as the Company, by notice to the Grantee, shall designate in writing from time to time.

9.2     If such notice is to the Grantee, at his or her address as shown on the Company’s records, or at such other address as the Grantee, by notice to the Company, shall designate in writing from time to time.

10.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

11.     Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

12.     Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Grantee shall not assign any part of this Agreement without the prior express written consent of the Company.

13.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

14.     Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

15.     Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

16.     Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set her hand, all as of the Grant Date specified above.

KANDI TECHNOLOGIES GROUP, INC.

By:
Name: Hu Xiaoming
Title: President & Chief Executive Officer

Grantee:

Name: